Exhibit 10.2

[ENGLISH TRANSLATION]

Supplemental Agreement

This agreement is signed by both parties at Xiuwen County Guizhou Province on Feb 6, 2013.

Party A: Xiuwen Longchang Mineral Industry Co., Ltd.

Legal Representative: Tao Meng

Address: Yangming Avenue, Longchang Town,Xiuwen County, Guizhou Province

Party B:  Guizhou Yufeng Melt Co., Ltd

Legal Representative: Mingzhuo Tan

Address: Xinghong Village, Zhazuo Town, Xiuwen County.

(Referred as “both parties” or “parties”, collectively)

Whereas

1.Both parties have signed the transfer agreement on August 28 ,2012, which is about the transfer of the mining right of Xiuwen County Longchang Town Ganba 25th Grouop Bauxite Mine (hereinafter referred to as the "Ganba mine") and Guizhou Yufeng Melt Co., Ltd., bauxite mining (hereinafter referred to as "Xiuwen Middle School mine"), hereinafter referred to as “Transfer Agreement”.

2. Party B received the Mining License which has been changed that the operator of mining-right of Ganba mine into Party B from Office of National Land Resources of Guizhou Province on Feb 6, 2013 (the altered Mining License)

The supplemental agreement is made under the agreement of both parties.
1. Confirmed by both parties, the transfer agreement is established once being signed by both parties and shall become effective as soon as Party B obtains the altered mining license. Both parties shall confirm the legal rights and obligations of the transfer agreement.

2. Confirmed by both parties, the transfer procedures of Ganba mine and Xiuwen Middle School mine have been finished in accordance with the transfer agreement.

3. Confirmed by both parties, the installment paid by Party B, according to article 3 of Transfer Agreement, shall be considered as advance payment until Party B receives the altered mining license. If Party B fails to receive the change of registration of the mining license of Ganba, Party A shall return the advance payment to Party B with current bank interest; Once Party B receives the change of registration mentioned above, the advance payment shall be considered as the formal payment of transfer price. This article shall be regarded as part of the transfer agreement and becomes effective once being signed.

4、This agreement signed by both parties shall become effective as of the date.

5、The agreement has two (2) duplicates, and each party holds one (1)of the them. Both duplicates have the equal legal effect.

Party A (seal):

Legal Representative:

Company (Personal) Address: Yangming Road Longchang Town, Xiuwen County

OrganizationCodeCertificate: 79528270-9

Contact Number: 0851-5815939

Mail Address：Yangming Road Longchang Town, Xiuwen County

Party B (seal):

Legal Representative:

Company (Personal) Address: Xinghong Village, Zhazuo Town, Xiuwen County

Organization Code Certificate：77057756-X

Contact Number: 0750-3167388

Mail Address：Yangming Avenue, Longchang Town, Xiuwen County